Exhibit 99.1

NEWS RELEASE

27680 Franklin Road • Southfield, Michigan 48034

FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Prices Follow-On Equity Offering

SOUTHFIELD, MI, April 18, 2013 -- Diversified Restaurant Holdings, Inc. (NASDAQ: BAGR) ("DRH" or the "Company"), the creator, developer, and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Legendary Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced the pricing of a follow-on offering of 6,000,000 shares of its common stock at a price to the public of $5.00 per share. DRH has granted the underwriters a 45-day option to purchase, at the offering price, up to an additional 900,000 shares of common stock to cover overallotments, if any. The offering is expected to close on or about April 23, 2013, subject to customary closing conditions.

Dougherty & Company LLC is sole bookrunner and lead underwriter for the offering. Feltl and Company, Inc. is acting as co-manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”).  The SEC declared the registration statement effective on April 17, 2013. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus filed with the SEC. A copy of the prospectus related to the offering can be obtained from the SEC’s website at www.sec.gov, from Dougherty & Company LLC at pmachmeier@doughertymarkets.com, or from Feltl and Company, Inc. at spbitzan@feltl.com.

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) is the creator, developer, and operator of the unique, full-service, ultra-casual restaurant concept, Bagger Dave’s Legendary Burger Tavern® (“Bagger Dave’s”) and one of the largest Buffalo Wild Wings® (“BWW”) franchisees. Between the two concepts, the Company currently operates 44 corporate-owned restaurants in Michigan, Florida, Illinois, and Indiana, and one franchised Bagger Dave’s in Missouri, for a total of 45 restaurants. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Bagger Dave’s offers a full-service, family-friendly restaurant and bar with a casual, comfortable atmosphere. The menu features freshly-made burgers, accompanied by more than 30 toppings from which to choose, along with fresh-cut fries, hand-dipped milkshakes, and a selection of craft beer and wine. Signature items include Sloppy Dave’s BBQ®, Train Wreck Burger®, and Bagger Dave’s Amazingly Delicious Turkey Black Bean Chili®. The Bagger Dave’s concept emphasizes local flair by showcasing historical photos of the city in which each restaurant resides and features an electric train that runs above the dining room and bar areas. Currently, there are 11 corporate-owned locations and one franchised location. For more information, visit www.baggerdaves.com.

DRH operates 33 BWW restaurants: 15 in Michigan, 10 in Florida, 4 in Illinois and 4 in Indiana. The Company has opened 19 new BWW restaurants in fulfillment of its 32-restaurant Area Development Agreement (“ADA”) with franchisor Buffalo Wild Wings, Inc. (NASDAQ: BWLD). The remaining 13 restaurants under the ADA agreement, along with an additional franchise agreement in Indiana, suggest that the Company will operate 47 BWW’s by 2017.

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Diversified Restaurant Holdings Prices Follow-On Equity Offering

April 18, 2013

Safe Harbor Statement

The information made available in this news release contains forward-looking statements which reflect DRH’s current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” “may,” and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company’s actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information contact:
Investor Contact:	Company Contact:
Craig P. Mychajluk	David G. Burke
Kei Advisors LLC	Chief Financial Officer
Phone: 716.843.3832	Phone: 248.223.9160
Email: cmychajluk@keiadvisors.com

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